Exhibit 10.7

INSPIRE MEDICAL SYSTEMS, INC.

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO 2007 STOCK INCENTIVE PLAN

THIS AGREEMENT is entered into and effective as of this xxx day of xxx, 201x (the “Date of Grant”), by and between Inspire Medical Systems, Inc. (the “Company”) and xxxx xxxxxxx (the “Optionee”).

A.                                    The Company has adopted the Inspire Medical Systems, Inc. 2007 Stock Incentive Plan (the “Plan”) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant incentive stock options to employees, directors and other persons providing valuable services to the Company and its Subsidiaries (as defined in the Plan).

B.                                    The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

1.                                      Grant of Option.

The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase xxxx xxxxx (xx,xxx) shares (the “Option Shares”) of the Company’s common stock, $.001 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan.  The Option is intended to be an “incentive stock option” as that term is defined in Section 422 of the Internal Revenue Code and is subject to the $100,000 limitation described in Section 6.6 of the Plan.

2.                                      Option Exercise Price.

The per share price to be paid by Optionee in the event of an exercise of the Option shall be $x.xx.

3.                                      Duration of Option and Time of Exercise.

3.1                               Initial Period of Exercisability.  The Option shall become vested and become exercisable with respect to the Option Shares over 48 months with 25% of the Option Shares vesting and becoming exercisable at the first year anniversary of the Date of Grant and the balance vesting and becoming exercisable on a monthly basis at a rate of 1/36 per month for the remaining 36 months, for so long as the Optionee is employed by the Company or any Subsidiary of the Company as of the date of vesting[; provided, however, that if (a) a Change in Control (as defined in the Plan) occurs, and (b) the Optionee’s employment with the Company is terminated by the Company without Cause (as defined in Section 3.2(b)(ii) below) within one year after such Change in Control occurs, then, effective automatically and immediately upon the effectiveness of such termination of employment, the Option shall become vested and be exercisable as to all otherwise unvested Option Shares].  Note [text in bracket provided only on option agreements which include the double-trigger acceleration of vesting upon a change of control]

The foregoing rights to exercise this Option shall be cumulative with respect to the Option Shares becoming exercisable on each such date, but in no event will this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. Minneapolis, Minnesota time) on the day before the tenth anniversary of the Date of Grant (the “Time of Termination”).

3.2                         Effect of Termination of Employment or Other Service.

(a)                                 Termination Due to Death, Disability, Retirement or Termination Without Cause.  In the event the Optionee’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability, Retirement, or termination by the Company without Cause (as defined in Section 3.2(b)(ii) below), or if the Optionee is in the employ of a Subsidiary and such Subsidiary ceases to be a Subsidiary of the Company (unless such Optionee continues in the employee of the Company or another Subsidiary), the Options then held by the Optionee shall remain exercisable, to the extent exercisable as of the date of such termination, for a period of three months after such termination (but in no event after the Time of Termination), and thereafter terminate.

(b)                                 Termination by the Company with Cause or by the Optionee.

(i)                                     In the event the Optionee’s employment or other service with the Company and all Subsidiaries is terminated by the Company (or such Subsidiary) for Cause or by the Optionee, all rights of the Optionee under the Plan and this Agreement shall immediately terminate without notice of any kind, and no Options then held by the Optionee shall thereafter be exercisable.

(ii)                                  For purposes of this Plan, “Cause” is as defined in any employment or other agreement or policy applicable to the Optionee or, if no such agreement or policy exists, means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional breach of a duty or duties that, individually or in the aggregate, are material in relation to the Optionee’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

3.3                         Termination of Option under Certain Circumstances.  The Option granted hereunder may be terminated or forfeited upon the occurrence of certain circumstances, including without limitation, a Change in Control of the Company, as more fully set forth in the Plan.

4.                                      Manner of Option Exercise.

4.1                               Notice.  This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Brooklyn Park, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise.  Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option.  Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased.  In the event that the Option is being exercised, as provided by the Plan and Section 5.3 below, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.  As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

4.2                               Payment.  At the time of exercise of this Option, the Optionee shall pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker Exercise Notice or Previously Acquired Shares (as such terms are defined in the Plan), or by a combination of such methods.  In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

5.                                      Rights of Optionee; Transferability.

5.1                               Engagement or Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the engagement or employment of the Optionee at any time, nor confer upon the Optionee any right to continue in the service or employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2                               Rights as a Shareholder.  The Optionee shall have no rights as a shareholder by reason of this Option unless and until all conditions to the effective exercise of this Option with respect to some or all of the Option Shares (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares.  No adjustment shall be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.3                               Restrictions on Transfer.  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.  The Optionee shall, however, be entitled to designate a beneficiary to receive this Option upon the Optionee’s death, and, in the event of the Optionee’s death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s legal representatives, heirs and legatees.

5.4                               Breach of Confidentiality or Non-Compete Agreements.  Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Optionee materially breaches the terms of any confidentiality, proprietary rights or non-compete provisions of any agreement entered into with the Company or any Subsidiary (including any confidentiality, proprietary rights or non-compete agreement made in connection with the grant of this Option), whether such breach occurs before or after termination of the Optionee’s employment with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Optionee under the Plan and this Agreement without notice of any kind and may require the Optionee to disgorge any profits (however defined by the Committee) made by the Optionee relating to this Option or any Option Shares.

6.                                      Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or this Agreement, the Company shall not be required to issue, and the Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

7.                                      Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future fees or wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of this Option or a disqualifying disposition of any Option Shares, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise of this Option.  In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

8.                                      Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

9.                                      Subject to Plan.

The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan.  The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement shall be interpreted by reference to the Plan.  In the event that any provision of this Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall prevail.  Capitalized terms used but not otherwise defined in this Agreement are used in this Agreement as defined in the Plan.

10.                               Stockholder Agreements.

Upon the exercise of the Option, the Optionee shall, at the request of the Company, execute and deliver such voting, co-sale and other agreements as the Company requests generally of holders of amounts of stock corresponding to that of such Optionee; and if the Optionee fails to execute and deliver any such agreement, such Optionee shall nevertheless hold all stock subject to, and be bound by, such agreement.

11.                               Miscellaneous.

11.1                        Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

11.2                        Governing Law.  This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions.  Any legal proceeding related to this Agreement shall be brought in an appropriate Delaware court, and the parties to this Agreement consent to the exclusive jurisdiction of such court for this purpose.

11.3                        Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

11.4                        Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

11.5                        Employment Agreement.  The Options evidenced by this Agreement are those referenced in that certain Executive Employment Agreement (the “Employment Agreement”) between the Company and the Optionee, and this Agreement supersedes entirely the provisions of the Employment Agreement concerning such Options.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

INSPIRE MEDICAL SYSTEMS, INC.

By
Timothy P. Herbert
Its:	President

By execution of this Agreement,	OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.

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